EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-09455 dated August 2, 1996) pertaining to the Citizens Banking Corporation Amended and Restated Section 401(k) Plan of our report dated June 27, 2005, with respect to the financial statements and schedule of Citizens Banking Corporation Amended and Restated Section 401(k) Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2004.

/s/ Ernst & Young LLP

Detroit, Michigan
June 27, 2005